EXHIBIT 99.1

Rocket Companies Announces CEO Transition Plan

-	Jay Farner to Retire June 1, 2023, After 27 Years with Company
-	Longtime Rocket Executive Bill Emerson Named Interim CEO, Emerson served 15 years as Farner’s immediate predecessor
-	Rocket Initiates Search for Permanent Successor

DETROIT, February 13, 2023 – Rocket Companies (NYSE:RKT), a Detroit-based fintech platform company consisting of tech-driven mortgage, real estate and financial services businesses, including Rocket Mortgage, Rocket Homes, Rocket Loans and Rocket Money, today announced that following a 27-year career at the Company, Chief Executive Officer Jay Farner plans to retire from his position effective June 1, 2023.

At that time, Bill Emerson, longtime Rocket executive and current Vice Chairman of Rock Holdings, will assume the role of Chief Executive Officer on an interim basis. Farner will begin transitioning his roles and responsibilities to Emerson to ensure a seamless transition on June 1. Farner has also decided to step down from his position on the Rocket Board of Directors, effective February 9, 2023, and Emerson has been appointed to the Board, effective immediately.

The Board of Directors has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates.

“For nearly three decades Jay has poured everything he has into making our organization successful,” said Dan Gilbert, Founder and Chairman of Rocket Companies. “Since being appointed CEO of Rocket Mortgage in 2017, and subsequently CEO of Rocket Companies in connection with the August 2020 IPO, Jay has overseen the most rapid period of growth and profitability in our 37-year history. His passion for people and vision for the future has benefitted Rocket tremendously and on behalf of the entire Board, I’d like to thank him for all of his work over the years.”

“Looking forward, we are fortunate to have someone of Bill’s caliber and experience to serve as Interim CEO while the Board conducts a search for a permanent successor. For a decade and a half, Bill served at the helm of our mortgage business – driving impressive results and setting the tone for our culture. He loves Rocket Companies and the industry, and he has remained very engaged in the business through his position at Rock Holdings. We are excited to welcome Bill back to the role and are confident in his ability to lead the Company forward,” Gilbert added.

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“Being part of this amazing organization has been one of the most rewarding experiences of my life. More than 27 years ago, fresh out of college, I decided to join a small mortgage company led by Dan Gilbert. I never could have predicted the amazing journey that one decision would have taken me on, and I want to thank Dan for his mentorship, guidance and friendship over the years,” Farner said. “Rocket Companies is full of incredible people – passionate about serving our clients, the community and each other. While the time is right for me to focus on my family, I will certainly miss working with some of the brightest minds in the fintech industry.”

Emerson, added, “I want to thank Jay for everything he has done for this organization. He has been a tremendous leader and friend. His strong vision created a pathway for Rocket Companies’ continued success today and into the future. I am excited to roll up my sleeves with our team to continue driving Rocket’s incredible growth.”

Financial Outlook:

The Company reaffirmed its previously announced fourth quarter 2022 adjusted revenue guidance.

About Bill Emerson

Emerson brings 30 years of experience at Rocket as well as a deep understanding of the housing and financial technology industries. He served as Chief Executive Officer of Rocket Mortgage from 2002 through 2017 and has served as Vice Chairman of Rock Holdings, the majority shareholder of Rocket Companies and former parent of Rocket Mortgage, since 2017. Under his leadership at Rocket Mortgage, the company became the second largest retail mortgage lender in America, broke numerous company records for mortgage volume and earned an array of esteemed industry awards for client satisfaction. In addition to his tenure at Rocket Mortgage, Emerson has served as the Chairman of the national Mortgage Bankers Association and testified before Congress several times on policies to help expand access to home financing. Emerson currently serves as a board member of the Housing Policy Council (HPC) and the HPC Executive Council.

Forward Looking Statements:

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no

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assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled "Risk Factors" in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Adjusted Revenue is one of our non-GAAP measures which management believes provides useful information to investors. We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights due to valuation assumptions (net of hedges). We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

About Rocket Companies:

Founded in 1985, Rocket Companies is a Detroit-based fintech platform company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Amrock, Rocket Money, Rocket Loans, Rocket Auto, Rocket Mortgage Canada, Lendesk, Core Digital Media, Rocket Central and Rock Connections.

Rocket Companies’ mission is to be the best at creating certainty in life’s most complex moments so that its clients can live their dreams. The Company helps clients achieve the dream of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. Rocket Companies ranked #7 on Fortune's list of the "100 Best Companies to Work For" in 2022 and has placed in the top third of the list for 19 consecutive years. For more information, please visit our Corporate Website or Investor Relations Website.

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